Exhibit 5.1

Deloitte LLP 700, 850 - 2nd Street S.W. Calgary AB T2P 0R8 Canada

Tel: (403) 267-1700
Fax: (587) 774-5379
www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports, dated February 23, 2015, relating to the consolidated financial statements of Canadian Pacific Railway Limited and the effectiveness of Canadian Pacific Railway Limited’s internal control over financial reporting appearing in the Annual Report on Form 40-F of Canadian Pacific Railway Limited for the year ended December 31, 2014.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants

Calgary, Canada

August 19, 2015